Exhibit 10.1

EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of November 21, 2014, is between Hertz Global Holdings, Inc., a Delaware corporation (the "Company"), and John Tague (the "Executive").
W I T N E S S E T H :
WHEREAS, the Company desires to employ the Executive as the Chief Executive Officer of the Company and The Hertz Corporation, a Delaware corporation and the primary operating subsidiary of the Company ("Hertz"), and for the Executive to serve as a member of the Board of Directors of the Company (the "Board"); and
WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms of the Executive's employment with the Company and its subsidiaries and affiliates.
NOW, THEREFORE, in consideration of the foregoing, the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:
1.            Agreement to Employ; Employment Period; No Conflict.

(a)            Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, for the period commencing on November 21, 2014 (the "Commencement Date") until December 31, 2017 (or such earlier date upon which the Executive's employment is terminated in accordance with Section 5).  The period during which the Executive is employed pursuant to this Agreement shall be referred to as the "Employment Period."

(b)            The Executive represents that he is entering into this Agreement voluntarily and that he is not subject to any contractual restriction that would prevent him from functioning as Chief Executive Officer of the Company and Hertz, or limit his ability to do so at any time during the Employment Period (the "Executive Representation").

(c)            The Company represents that it has full authority and all necessary approvals to enter into this Agreement.

2.            Position and Responsibilities.  During the Employment Period, the Executive shall serve as Chief Executive Officer of the Company and Hertz, with such duties and responsibilities as are customarily assigned to individuals serving in such position and such other duties and responsibilities as may be specified by the Board from time to time.  During the Employment Period, the Executive shall serve as a member of the Board.  The Executive shall report directly to the Board.  During the Employment Period, the Executive shall devote all of his skill, knowledge and working time to the conscientious performance of his duties and responsibilities hereunder, except for (i) reasonable vacation time and absence for sickness or similar disability and (ii) to the extent that it does not interfere with the performance of the

Executive's duties hereunder, (A) such reasonable time as may be devoted to the fulfillment of civic responsibilities  and, as approved in advance by the Board, service on boards of directors and (B) reasonable time as may be necessary from time to time for personal financial matters.

3.            Compensation and Incentives.

(a)            Base Salary.  As compensation for the services performed by the Executive hereunder, during the Employment Period the Executive shall be paid an annual base salary of $1,450,000 (the "Base Salary"), payable in accordance with the Company's normal payroll practices applicable to senior executives.  Payment of the Base Salary payable under this Section 3(a) shall be deferred to the extent that the Executive so elects under the terms of any deferred compensation or savings plan that may be maintained or established by the Company; provided, any such deferral shall be disregarded for purposes of all references to Base Salary hereunder.

(b)            Annual Incentive Bonus.  Commencing in fiscal year 2015, during the Employment Period, the Executive shall participate in the Company's annual bonus plan as in effect from time to time for the Company's senior executives (the "Executive Incentive Plan") with a target annual incentive bonus of 150% of his Base Salary (the "Target Annual Bonus") and a maximum amount determined in accordance with the terms of the Executive Incentive Plan, with actual bonus payments determined based on performance results versus the applicable targets established by the Board or the Compensation Committee thereof (the "Compensation Committee") under the Executive Incentive Plan.  Subject to the Executive's continued employment through the applicable payment dates under the Executive Incentive Plan, with respect to (i) fiscal year 2014, the Executive shall receive an annual bonus of $108,750, and (ii) fiscal year 2015, the Executive shall receive an annual bonus of no less than 60% of his Target Annual Bonus.

(c)            Equity Investment and Incentives.

  (i)     Share Investment. The Executive has offered to purchase on the open market $2,000,000 in shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), upon commencing employment with the Company. The Executive has committed not to dispose of, pledge or otherwise encumber such shares prior to the termination of the Employment Period. The Board endorses the Executive's investment as demonstrative of his commitment to the Company.

  (ii)     Stock Options. On the Commencement Date, pursuant to the Company's 2008 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), the Company shall grant to the Executive options to purchase 1,000,000 shares of Common Stock (the "Option Grant") on the terms set forth in the Employee Stock Option Agreements attached as Exhibits A and B hereto.

  (iii)     Performance Stock Units. As soon as practicable following the date that the Form S-8 on file with the Securities and Exchange Commission with respect to the Omnibus Incentive Plan becomes effective, the Company shall grant to the Executive, pursuant to the Omnibus Incentive Plan, performance stock units with a target opportunity of 350,000 shares of Common Stock and a maximum opportunity of 525,000 shares of Common Stock (the "PSU Grant") on the terms set forth in the Performance Stock Unit Agreement attached as Exhibit C hereto.

4.            Benefits; Perquisites, Etc.

(a)            Benefits.  During the Employment Period, all employee and senior executive benefits (other than severance benefits), including life, medical, dental and disability insurance, shall be provided to the Executive in accordance with the programs of the Company then available to its senior executives, as the same may be amended and in effect from time to time.  During the Employment Period, subject to generally applicable eligibility requirements, the Executive shall also be entitled to participate in all of the Company's tax-qualified and non-qualified profit sharing, pension, retirement, supplemental retirement (e.g., SERP, Excess and Restoration plans), deferred compensation and savings plans then available to its senior executives, as the same may be amended and in effect from time to time, at levels and having interests commensurate with the Executive's then current period of service, compensation and position.  Notwithstanding the foregoing, and except as expressly provided herein, the Executive shall not participate in any of the severance plans, programs, policies or arrangements of the Company or its subsidiaries or affiliates.

(b)            Perquisites.  During the Employment Period, the Executive shall be entitled to participate in all perquisite programs generally available from time to time to senior executives of the Company on the terms and conditions then prevailing under such programs.

(c)            Relocation; COBRA.  The Executive shall be eligible for reimbursement of certain expenses incurred in connection with his relocation of his primary residence to Estero, Florida (including reasonable transaction expenses incurred in connection with the purchase of a residence in or around Estero, Florida), in accordance with the terms of the Company's Senior Executive Relocation Policy For The Headquarters Move to Estero, Florida (the "Relocation Policy"); provided that no assistance shall be provided in respect of the sale of the Executive's Texas residence.  Without limiting the generality of the foregoing, the Executive shall be entitled to reimbursement of reasonable, documented expenses incurred in connection with (i) renting a temporary residence in or around Estero, Florida from the Commencement Date through February 1, 2015, (ii) travel by the Executive and his spouse between Estero, Florida and his Texas residence during the first 90 days following the Commencement Date and (iii) the shipment of household items from the Executive's residences in California and Texas. In addition, if the Executive timely applies for group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 from his prior employer, the Company shall reimburse the Executive for the cost of the premiums for the first 60 days of such coverage.

(d)            Business Expenses.  The Company shall reimburse the Executive for reasonable travel, lodging and meal expenses incurred by him in connection with his performance of services hereunder upon submission of information required to be provided under the Company's policy for reimbursement of business expenses.  The Company shall pay the Executive's reasonable costs of legal counsel incurred in connection with the negotiation and preparation of this Agreement and documents ancillary thereto at his counsel's ordinary billable rates (plus expenses), up to a maximum amount of $20,000.

(e)            Vacation.  The Executive shall be entitled to four weeks' paid vacation annually.

5.            Termination of Employment Not in Connection with a Change in Control.

(a)            Good Leaver Termination.  The Executive's employment with the Company shall terminate upon his death, and the Company may terminate the Executive's employment as a result of the Executive's "Disability" (as defined below) or without "Cause" (as defined below).  In addition, the Executive may terminate his employment for "Good Reason" (as defined below).  For purposes of this Agreement, a termination of employment as a result of any of the foregoing circumstances shall be referred to as a "Good Leaver Termination."  In the event of a Good Leaver Termination, the Executive shall only be entitled to the payments and benefits provided for in Sections 5(e)(i) and 5(e)(ii).

(b)            Termination by the Company for Cause.  The Company may terminate the Executive's employment for Cause.  In the event of such a termination of employment, the Executive shall only be entitled to the payments and benefits provided for in Section 5(e)(i).

(c)            Termination by the Executive Without Good Reason.  The Executive may terminate his employment without Good Reason.  In the event of a termination by the Executive of his employment without Good Reason, the Executive shall only be entitled to the payments and benefits provided for in Section 5(e)(i).

(d)            Definitions.  For purposes of this Agreement:

  (i)     "Cause" means, as determined by the Board, (A) willful and continued failure of to perform substantially Executive's material duties to the Company or any of its subsidiaries or affiliates (other than any such failure resulting from the Executive's incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Executive has not performed such duties is delivered to the Executive by the Board, (B) engaging in willful and serious misconduct that is injurious to the Company or any of its subsidiaries or affiliates, (C) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its subsidiaries or affiliates, (D) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Executive's job performance, (E) material violation of any Company policy that results in harm to the Company or any of its subsidiaries or affiliates, (F) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude or (G) a breach of the Executive Representation. A termination of employment for "Cause" shall include a determination following the Executive's termination of employment for any reason that the circumstances existed prior to such termination for the Company to have terminated the Executive's employment for Cause.

  (ii)     "Disability" means a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the Executive's performance of his employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Executive in writing that it intends to terminate his employment, the Executive shall not have returned to the performance of his employment-related duties on a full-time basis; provided that,with respect to any compensation that constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (or any successor thereto) (the "Code"), "Disability" shall have the meaning set forth in Section 409A(a)(2)(c) of the Code. The Board's reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by the Executive and/or by any physician or group of physicians or other competent medical expert employed by the Executive or by the Company to advise the Board.

  (iii)     "Good Reason" means without the Executive's consent, (A) material reduction by the Company of the Executive's Base Salary or Target Annual Bonus, (B) failure of the Executive to be nominated by the Company or elected or reelected as a director, (C) a material diminution in the Executive's duties or responsibilities or the assignment to him of any duties or responsibilities inconsistent with the Executive's position and status as Chief Executive Officer, (D) a change in the Executive's reporting relationship such that he no longer reports directly to the Board, (E) failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within 15 days after a merger, consolidation, sale or similar transaction, or (F) any purported termination by the Company of Executive's employment otherwise than as expressly described herein; in each case provided that, within 30 days of any such occurrence, the Executive shall have delivered to the Board a Notice of Termination that specifically identifies such occurrence and the Company shall have failed to cure such circumstance within 10 days of receipt of such notice.

(e)            Entitlements Upon Terminations.

  (i)     All Terminations. Following any termination of the Executive's employment hereunder (by the Executive or by the Company), the Company shall pay the Executive (A) his full Base Salary through the Date of Termination only and (B) accrued but unpaid annual vacation (the benefits described in clauses (A) and (B), the "Accrued Obligations"). The Executive shall also retain all of his rights to benefits provided for under the terms of the employee and executive benefit plans of the Company in which the Executive is a participant in accordance with and subject to the terms of such plans as in effect from time to time, including the Omnibus Incentive Plan. The payments and benefits provided hereunder shall be in lieu of any payments or benefits available under any severance plans, programs, policies or arrangements of the Company or its subsidiaries or affiliates, if any, as in effect on the Date of Termination.

  (ii)     Good Leaver Termination. In the event of a Good Leaver Termination, subject to entering into a release of claims in the form customarily used by the Company for such purpose (the "Release"), such Release becoming irrevocable within 55 days following the Date of Termination (the such 55th day, the "Release Deadline") and compliance with the Executive's obligations hereunder, in addition to the Accrued Obligations, the Executive shall be entitled to compensation and benefits consisting of:

    (A)     any earned, but unpaid annual bonus for fiscal years of the Company that are completed as of the Date of Termination;

    (B)     vesting of any unvested portion of the Option Grant or PSU Grant to the extent provided under, and in accordance with the terms of, the applicable award agreements; and

    (C)     eligibility for reimbursement of certain expenses incurred in connection with his relocation to Texas (including reasonable transaction expenses incurred in connection with the sale of his residence in or around Estero, Florida), in accordance with the terms of the Relocation Policy.

Subject to Section 16(k), the payment provided for in clause (A) of this Section 5(e)(ii) shall be made on the first business day following the Release Deadline so long as the Release has been executed and has become irrevocable as of no later than the Release Deadline; provided, however, except as otherwise required by Section 409A of the Code (including Treasury Regulation 1.409A-3(g)), the occurrence of the Release Deadline shall be tolled and extended by any period of bona fide dispute extending past the Release Deadline.  In the event that the Release has not been executed and become irrevocable as of the Release Deadline, the Executive shall be entitled only to the Accrued Obligations.
(f)            Date of Termination.  As used in this Agreement, the term "Date of Termination" means (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination, (iii) if the Executive terminates his employment without Good Reason, the date specified in the Notice of Termination (which shall be no less than 30 days following the date of delivery of such Notice of Termination, or such earlier date as the Company may choose at any time after receipt of such Notice of Termination), and (iv) if the Executive's employment is terminated by the Company without Cause, as a result of the Executive's Disability or by the Executive for Good Reason, the date specified in the Notice of Termination (which shall be no less than 20 and no more than 40 days following the date of delivery of such Notice of Termination).

(g)            Notice of Termination.  Any termination of employment pursuant to Section 5(a), 5(b) or 5(c) shall be communicated by a written "Notice of Termination" addressed to the other party or parties to this Agreement.  A "Notice of Termination" shall mean a notice stating that the Executive's employment hereunder has been or shall be terminated, indicating the specific termination provisions in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.  In the event of a Notice of Termination delivered by the Company pursuant to Section 5(b) or the Executive pursuant to Section 5(c), if the recipient of the Notice of Termination cures the circumstances giving rise to such notice within the applicable time periods provided for in Section 5(d), the party delivering such notice may rescind the Notice of Termination and, in the absence of such rescission, such notice shall be deemed a Notice of Termination by the Company without Cause, or by the Executive without Good Reason, as the case may be.

(h)            Resignation from Board Memberships.  Effective as of any Date of Termination under Section 5 or otherwise as of the date of the Executive's termination of employment, the Executive shall (unless otherwise requested by the Board) immediately resign, in writing, from membership on the Board and the board of directors of any subsidiary of the Company.

(i)            No Obligation to Mitigate Damages; No Offset.  The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise.  No amounts paid to or earned by the Executive following his termination of employment with the Company shall reduce or be set off against any amounts payable to the Executive under this Agreement.

6.            Termination of Employment in Connection with a Change in Control.  If the Executive's employment is terminated under circumstances that would entitle him to compensation and benefits under the Change in Control Severance Agreement, dated as of November 21, 2014, between the Company and the Executive (the "Change in Control Agreement"), Section 5 hereof shall be superseded in its entirety by the Change in Control Agreement.

7.            Unauthorized Disclosure.  During and following termination of his employment with the Company for any reason, except to the extent required by an order of a court having apparent jurisdiction or under subpoena from an appropriate government agency, in which event, the Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except in connection with the performance of his duties hereunder, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person (other than an executive or director of the Company or any of its subsidiaries or affiliates, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company) any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain obtained by him while in the employ of the Company with respect to the Company or any of its subsidiaries or affiliates or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of the Company or any of its subsidiaries or affiliates (collectively, "Proprietary Information"), except for (i) publicly available information (provided such information became publicly available other than as a result of a breach of this confidentiality clause) or (ii) disclosure to the Executive's legal counsel to the extent such legal counsel needs to know the information to protect the Executive's legal rights, provided that such counsel shall maintain the confidentiality of such information and shall be bound by this Section to the same extent as the Executive.  The Executive shall be fully responsible for any disclosure by such counsel.

8.            Non-Competition.  During the period of the Executive's employment with the Company or any of its subsidiaries or affiliates and, as a condition to receiving severance entitlements, thereafter during the two-year period following any termination of the Executive's employment (the "Restriction Period"), the Executive shall not engage directly or indirectly in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder of any partnership, corporation or other entity which competes with the car or equipment rental business of the Company or any of its subsidiaries in any county within the

United States or any comparable geographical area outside the United States in which the Company or any of its subsidiaries is then engaged in such business; provided that the Executive's passive ownership of less than 1% of the outstanding voting shares of any publicly held company which otherwise would be prohibited under this Section 8 shall not constitute competition with the Company.

9.            Non-Solicitation of Employees.  During the period of the Executive's employment and, as a condition to receiving severance entitlements, thereafter during the Restriction Period, the Executive shall not, directly or indirectly, for his own account or for the account of any other person or entity with which he is or becomes associated in any capacity, (a) solicit for employment or otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who at any time within the six months preceding such solicitation, employment or interference is or was employed by or otherwise so engaged to perform services for the Company or any of its subsidiaries or affiliates, other than any such solicitation or employment on behalf of or for the benefit of the Company during the Executive's employment with the Company, or (b) induce any employee of the Company or any of its subsidiaries or affiliates to engage in any activity which the Executive is prohibited from engaging in under any of Sections 7, 8, 9 or 10 hereof or to terminate his or her employment with the Company.

10.            Non-Solicitation of Clients.  During the period of the Executive's employment and, as a condition to receiving severance entitlements, thereafter during the  Restriction Period, the Executive shall not, directly or indirectly, solicit or otherwise attempt to establish for himself or any other person, firm or entity any business relationship, respecting any business that is one of the businesses conducted by the Company, with any person, firm or entity which, at any time during the 12-month period preceding the date of the Executive's termination of employment, was a significant customer, client or distributor of the Company (in each case, excluding any retail customer or client) or any of its subsidiaries, except during the Executive's employment with and on behalf of the Company.

11.            Return of Documents and Company Property.  In the event of the termination of the Executive's employment for any reason, the Executive shall promptly deliver to the Company all non-personal documents and data of any nature and in whatever medium pertaining to the Executive's employment with the Company, or any of its subsidiaries or affiliates, (for which purpose, the Executive's rolodex or other address book shall be considered personal) or any other property of the Company or any of its subsidiaries or affiliates and he shall not take with him any such property, documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Proprietary Information.

12.            Enforcement of Covenants.

(a)            Injunctive Relief.  Executive acknowledges and agrees that the covenants, obligations and agreements of the Executive contained in Sections 7, 8, 9, 10 and 11 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements shall cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any violation of the covenants, obligations or agreements referred to in this Section 12(a).  These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.  The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period during which the Executive is in violation of the provisions of Sections 8, 9 or 10.  The Company and the Executive hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of the city of the Company's headquarters and the Federal courts of the United States of America, in each case located in (or located nearest to) the city of the Company's headquarters, in respect of the injunctive remedies set forth in this Section 12(a) and the interpretation and enforcement of Sections 7, 8, 9, 10, 11 and 12 solely insofar as such interpretation and enforcement relate to an application for injunctive relief in accordance with the provisions of this Section 12(a), and the parties hereto hereby irrevocably agree that (i) the sole and exclusive appropriate venue for any suit or proceeding relating solely to such injunctive relief shall be in such a court, (ii) all claims with respect to any application solely for such injunctive relief shall be heard and determined exclusively in such a court, (iii) any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to an application solely for such injunctive relief, and (iv) each party hereby waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to an application solely for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this Section 12(a).

(b)            Forfeiture of Payments.  The Executive agrees that receipt of the severance entitlements under Section 5(e) is conditioned upon the Executive's observance of Sections 7, 8, 9 and 10.  The Executive further agrees that in the event of his failure to observe the provisions of Sections 7, 8, 9 or 10, (i) the Company shall be entitled to discontinue providing the severance entitlements under Section 5(e) and (ii) the Company shall be entitled to recover from the Executive any severance entitlements provided to the Executive under Section 5(e).  The foregoing shall be in addition to any other remedies or rights the Company may have at law or at equity as a result of the Executive's failure to observe such provisions.

(c)            Certain Acknowledgments.  The Executive acknowledges and agrees that (i) the Executive will have a prominent role in the management of the business, and the development of the goodwill, of the Company and its subsidiaries and will establish and develop relations and contacts with the principal customers and suppliers of the Company and its subsidiaries in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by the Executive to compete unfairly with, the Company and its subsidiaries, (ii) in the course of his employment with the Company, the Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its subsidiaries and affiliates in the United States of America and the rest of the world that could be used to compete unfairly with the Company and its subsidiaries, (iii) the covenants and restrictions contained in this Agreement are intended to protect the legitimate interests of the Company and its affiliates in their respective goodwill, trade secrets and other confidential and proprietary information, (iv) the Executive desires to be bound by such covenants and restrictions, (v) such covenants are a material inducement for the Company to offer employment to the Executive and enter into this Agreement, and (vi) his economic means and circumstances are such that the provisions of this Agreement, including the restrictive covenants in this Agreement, will not prevent him from providing for himself and his family on a basis satisfactory to him and them.

(d)            Blue Pencil.  It is the desire of the parties to this Agreement that the provisions of Sections 7 through 12, in particular, be interpreted and enforced to the greatest extent possible (and consistent with Section 16(e)).

13.            Assumption of Agreement.  The Company shall require any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform the obligations of the Company under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14.            Indemnification; Cooperation.

(a)            The Company agrees that it shall indemnify and hold harmless the Executive to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses including without limitation all costs and expenses incurred in defense of litigation, including attorneys' fees, arising out of the employment of the Executive hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of the Executive.  Costs and expenses incurred by the Executive in defense of any such litigation, including attorneys' fees, shall be paid by the Company in advance of the final disposition of such litigation promptly upon receipt by the Company of (i) a written request for payment, (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (iii) an undertaking adequate under Delaware law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under this Agreement.  The Company shall insure the Executive, for the duration of his employment and service as a member of the Board, and thereafter, in respect of his acts and omission occurring during such employment and Board membership, under a contract of directors and officers liability insurance to the same extent as such insurance insures members of the Board.

(b)            In consideration of the payments and benefits set forth in this Agreement, the Executive agrees to provide assistance to the Company and its advisors in connection with any audit, investigation or administrative, regulatory or judicial proceeding involving matters within the scope of his duties and responsibilities to the Company during his employment with the Company, or as to which he otherwise has knowledge (including being available to the Company upon reasonable notice for interviews and factual investigations, and appearing at the Company's reasonable request to give testimony without requiring services of a subpoena or other legal process).

15.            Entire Agreement.  Except as otherwise expressly provided or referred to herein, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with the Executive by any other person or entity) are merged herein and superseded in their entirety hereby.  In the event of any inconsistency between the terms of this Agreement (or Exhibit hereto) and any plan, program, practice or other agreement of the Company of which the Executive is a participant or a party, this Agreement (and Exhibits hereto) shall control unless the Executive and the Company otherwise agree in writing.

16.            Miscellaneous.

(a)            Binding Effect.  This Agreement shall be binding on and inure to the benefit of the Company and its successors and permitted assigns.  This Agreement shall also be binding on and inure to the benefit of the Executive and his heirs, executors, administrators and legal representatives.  If the Executive dies before all amounts payable to him hereunder have been paid, the unpaid amounts shall be paid to his beneficiary designated by the Executive or, if none (or otherwise not permitted), to his estate.

(b)            Governing Law, Waiver of Jury Trial.

  (i)     Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect to the conflict of laws rules thereof to the extent that the application of the law of another jurisdiction would be required thereby. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of the city of the Company's headquarters and the Federal courts of the United States of America, in each case located in (or located nearest to) the City of the Company's headquarters, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement or any such document may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 16(f) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. In the event of any dispute between the Company and the Executive (including, but not limited to, under or with respect to this Agreement or the award agreements governing the Option Grant and PSU Grant), subject to the Executive prevailing on at least one material claim or issue asserted in such dispute, the Company shall reimburse the Executive for all attorneys fees and other litigation costs incurred by the Executive in connection with such dispute.

  (ii)     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 16(b)(ii).

(c)            Taxes.  The Company may withhold from any payments made under the Agreement all federal, state, city or other applicable taxes as shall be required pursuant to any law, governmental regulation or ruling.

(d)            Amendments.  No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by the Executive and such officer as may be specifically directed by the Board.  No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(e)            Severability.  It is the desire of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  In the event that any of Sections 7, 8, 9, 10, 11 or 12 is invalid, illegal or unenforceable in accordance with its terms, the Executive and the Company agree that such provisions shall be reformed to make such sections enforceable, in a manner which provides the Company with the maximum rights permitted at law.

(f)            Notices.  Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

    (A)     if to the Company, to it at:

      999 Vanderbilt Beach Road, 3rd Floor
      Naples, Florida 34108
      Attention:  General Counsel
      Facsimile:  866-999-3798

      with a copy to:

      Wachtell Lipton Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention: David A. Katz, Esq.
      Electronic mail:  DAKatz@WLRK.com

    (B)     if to Executive, to him at his last known home address as shown on the records of the Company.

(g)            Survival.  Sections 7 through and including 16 and, if Executive's employment terminates in a manner giving rise to a payment under Section 5(e), Section 5(e), shall survive the termination of the employment of Executive hereunder.

(h)            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(i)            Headings.  The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(j)            Assignment.  Neither party may assign this Agreement without the consent of the other party except as provided herein, except that the Company may assign this Agreement if it complies with Section 13.

(k)            Section 409A of the Code.

  (i)     It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. Any payments that qualify for the "short-term deferral" exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A of the Code for short-term deferral amounts, the separation pay exception or any other exception or exclusion under Section 409A of the Code. In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement.

  (ii)     With respect to any payments or benefits of deferred compensation subject to Section 409A of the Code, reference to the Executive's "termination of employment" (and corollary terms) with the Company shall be construed to refer to the Executive's "separation from service" (as determined under Treasury Regulation Section 1.409A-1(h), as uniformly applied by the Company) with the Company. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of his

"separation from service" (within the meaning of Treasury Regulation Section 1.409A-1(h)) to be a "specified employee" (within the meaning of Treas. Reg. Section 1.409A-1(i), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall be made on the first to occur of (A) the expiration of the six-month period measured from the date of his "separation from service" and (B) the date of his death (the "Delay Period"). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 16(k) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum with interest at the prime rate as published in The Wall Street Journal on the first business day of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

  (iii)     To the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which the Executive participates during the term of the Executive's employment under this Agreement or thereafter provides for a "deferral of compensation" within the meaning of Section 409A of the Code, (A) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (B) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (C) subject to any shorter time periods provided in any expense reimbursement policy of the Company, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (D) any reimbursement is for expenses incurred during the Executive's lifetime (or during a shorter period of time specified in this Agreement).

  (iv)     Whenever a provision under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative and the Executive has hereunto set his hand, in each case effective as of the date hereof.

HERTZ GLOBAL HOLDINGS, INC.

By: /s/ Linda Fayne Levinson
Name: Linda Fayne Levinson
Title: Independent Non-Executive Chair of the Board of Directors

John P. Tague

/s/ John P. Tague

[Signature Page to Employment Agreement]

EXHIBIT A
EMPLOYEE STOCK OPTION AGREEMENT
TRANSITION OPTIONS
This Employee Stock Option Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc., a Delaware corporation, and Participant, is being entered into pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the "Plan").  The meaning of capitalized terms used in this Agreement may be found in Section 7.
WHEREAS, the Committee approved an award of Options to Participant on November 21, 2014.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Section 1.  Grant of Options.

(a)     Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to Participant of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)     Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof. The Option Price per share of Common Stock is equal to $22.75, being the closing price of a share of Common Stock on the New York Stock Exchange on November 20, 2014.

Section 2.  Vesting and Exercisability

(a)     Vesting Generally. Except as otherwise provided in Sections 2(b), 3, or 6(a) of this Agreement, the Options shall become vested on December 31, 2015, subject to the continuous employment of Participant with the Company until such date, if the Board determines that (i) Participant has developed and presented to the Board a business plan by June 30, 2015, that is subsequently approved by the Board (the "Business Plan Goal"), and (ii) a management team that is reasonably acceptable to the Board is in place by December 31, 2015 (together with the Business Plan Goal, the "Performance Goals"). As soon as administratively feasible after December 31, 2015, the Board shall certify, in writing, whether or not the Performance Goals have been achieved. Any Options that do not vest pursuant to this Section 2(a) shall be immediately forfeited and canceled as of the Board's certification.

(b)     Discretionary Acceleration. The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)     Exercise. Subject to Section 4, following vesting in accordance with the provisions of this Agreement and the Board's certification of the satisfaction of the Performance Goals (unless waived or deemed satisfied), the Options may be exercised at any time and from time to time prior to the date the Options terminate pursuant to Section 3. The Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.  Termination of Options

(a)     Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on December 31, 2019 (the "Normal Termination Date"), if not exercised prior to such date.

(b)     Termination of Employment.

(i)     Good Leaver Termination.  If Participant's employment with the Company terminates due to a Good Leaver Termination, subject to Participant's compliance with the terms of the Employment Agreement (including execution of the Release), a number of Options equal to the product (rounded to the nearest whole share) of (A) the number of Options subject to this Agreement, multiplied by (B) a fraction, (1) the numerator of which is the number of days elapsed between the Grant Date and the date of Participant's termination and (2) the denominator of which is 1136, being the number of days between the Grant Date and December 31, 2017 shall vest; provided, however, the foregoing clause shall apply only in the event of a Good Leaver Termination (I) prior to a determination by the Board that the Business Plan Goal has not been attained or (II) if the Board has determined that the Business Plan Goal has been attained, prior to January 1, 2016.

(1)
Any Options that vest pursuant to this Section 3(b)(i) or that are otherwise vested at the time of a Good Leaver Termination on or prior to December 31, 2017 shall remain outstanding until the first to occur of (A) the 90th day following Participant's termination, or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), (B) the Normal Termination Date and (C) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options that vested pursuant to this Section 3(b)(i) shall immediately terminate.

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(2)
If Participant's employment terminates due to a Good Leaver Termination after December 31, 2017, any Options that are vested at such time shall remain outstanding until the first to occur of (A) the Normal Termination Date and (B) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately terminate.

(3)
Any Options that are unvested at the time of Participant's Good Leaver Termination and that do not vest pursuant to this Section 3(b)(i) shall be immediately forfeited and canceled, effective as of the date of Participant's termination.

(ii)     Termination for Cause. If Participant's employment terminates for Cause, all Options, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of Participant's termination.

(iii) Termination for Any Other Reason. If Participant's employment with the Company terminates for any reason other than a Good Leaver Termination in accordance with Section 3(b)(i) or Cause in accordance with Section 3(b)(ii), any unvested Options held by Participant shall immediately be forfeited and canceled as of the date of termination.

(1)
If Participant's employment with the Company is terminated by Participant on or prior to December 31, 2017 other than by reason of a Good Leaver Termination, all vested Options shall remain exercisable until the first to occur of (A) the 30th day following the effective date of Participant's termination of employment, or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), (B) the Normal Termination Date and (C) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately be forfeited and canceled.

(2)
If Participant's employment with the Company is terminated by Participant after December 31, 2017 other than by reason of a Good Leaver Termination, all vested Options shall remain exercisable until the first to occur of (A) the Normal Termination Date and (B) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately be forfeited and canceled.

Section 4.  Manner of Exercise; Forfeiture

(a)    General.  Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the exercise of vested Options by Participant
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shall be pursuant to procedures established by the Company from time to time and shall include Participant specifying the proposed date on which Participant desires to exercise a vested Option (the "Exercise Date"), the number of whole shares with respect to which the Options are being exercised (the "Exercise Shares") and the aggregate Option Price for such Exercise Shares (the "Exercise Price"), or such other or different requirements as may be specified by the Company. Unless otherwise determined by the Committee, (i) on or before the Exercise Date Participant shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus (if applicable) any required withholding taxes or other similar taxes, charges or fees, or, pursuant to a broker-assisted exercise program established by the Company, Participant may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company's transfer agent). The Company may require Participant to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)     Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i)(A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the financing or credit agreements of the Company or any Subsidiary. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i)(A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

(c)     Issuance of Shares.  The shares of Common Stock issued upon exercise of the Options shall be registered in Participant's name, or, if applicable, in the names of Participant's heirs or estate. In the Company's discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. If delivered in certificate form, the Company may deliver a share certificate to Participant, or deliver shares electronically or in certificate form to Participant's designated broker on Participant's behalf. If Participant is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to Participant's estate, executor, administrator, legally authorized guardian or personal representative (as applicable).
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(d)     Other.  The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such shares on Participant's behalf upon Participant's Disability (if necessary), or upon Participant's estate's behalf after the death of Participant, is appropriately authorized.

(e)     Wrongful Conduct.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, Participant engages in Wrongful Conduct, then any unexercised Options, whether vested or unvested, shall automatically terminate and be canceled upon the date on which Participant first engaged in such Wrongful Conduct. If Participant engages in Wrongful Conduct or if Participant's employment is terminated for Cause, Participant shall pay to the Company in cash any Option/SAR Financial Gain Participant realized from exercising all or a portion of the Options within the Wrongful Conduct Period. By entering into this Agreement, Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to Participant any amounts Participant owes to the Company under this Section 4(e) to the extent permitted by law. This right of set-off is in addition to any other remedies the Company may have against Participant for Participant's breach of this Section 4(e). Participant's obligations under this Section 4(e) shall be cumulative (but not duplicative) of any similar obligations Participant has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company's Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

(f)     Financial Restatements.  In the event that Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following:

(i) that Participant forfeit some or all of the Options subject to this Agreement held by Participant at the time of such restatement;

(ii) that Participant forfeit (or pay to the Company) some or all of the shares of Common Stock or cash held by Participant at the time of such restatement in respect of the Options that have been exercised during the twelve-month period prior to the financial restatement (or such other period as determined by the Committee), reduced by a number of shares with a Fair Market Value equal to the aggregate exercise price paid by Participant; and

(iii) that Participant pay to the Company in cash all or a portion of the proceeds that Participant realized from the sale of shares of Common
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Stock subject to any Options that had been exercised by Participant within the period commencing twelve months prior to the financial restatement (or such other period as determined by the Committee), reduced by an amount of cash equal to the aggregate exercise price paid by Participant.

Section 5.  Adjustment Event.  In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award.  In addition, the Committee may make provisions for a cash payment to Participant or a person who has an outstanding Award.  The number of shares of Common Stock subject to any Award shall be rounded down to the nearest whole number.  Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

Section 6.  Change in Control.

(a)     In General. In the event of a Change in Control, the Performance Goals shall be deemed achieved and any unvested Options shall vest and become exercisable, provided that the Committee (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)     Termination. Notwithstanding Section 6(a), in the event of a Change in Control, the Committee may, in its discretion, terminate any outstanding Options if either (i) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options, or (ii) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options.

(c)     Alternative Awards. Notwithstanding Section 6(a), no cancellation, termination, acceleration of exercisability or vesting, or settlement or other payment shall occur with respect to the Options if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

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Section 7.  Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

          "Agreement" means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

          "Business Plan Goal" has the meaning given in Section 2(a).

          "Cause" has the meaning set forth in the Employment Agreement.

          "Change in Control" has the meaning set forth in the Change in Control Severance Agreement between the Company and Participant, dated as of November 21, 2014.

          "Company" means Hertz Global Holdings, Inc., provided that for purposes of determining the status of Participant's employment with the "Company," such term shall include the Company and its Subsidiaries.

          "Disability" has the meaning set forth in the Employment Agreement.

          "Employment Agreement" means the Employment Agreement between the Company and Participant, dated as of November 21, 2014.

          "Exercise Date" has the meaning given in Section 4(a).

          "Exercise Price" has the meaning given in Section 4(a).

          "Exercise Shares" has the meaning given in Section 4(a).

          "Good Leaver Termination" has the meaning set forth in the Employment Agreement.

          "Grant Date" means the date hereof, which is the date on which the Options are granted to Participant.

          "Normal Termination Date" has the meaning given in Section 3(a).

          "Option Price" means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which Participant may purchase such share of Common Stock upon exercise of an Option.

          "Participant" means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person's death or following such person's Disability, "Participant" shall be deemed to include the person's estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

          "Performance Goals" has the meaning given in Section 2(a).
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          "Release" has the meaning set forth in the Employment Agreement.

          "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

Section 8.  Miscellaneous.

(a)      Withholding.  The Company or one of its Subsidiaries may require Participant to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)      Authorization to Share Personal Data.  Participant authorizes any Affiliate of the Company that employs Participant or that otherwise has or lawfully obtains personal data relating to Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c)      No Rights as Stockholder.  No Voting Rights. Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Common Stock.

(d)      No Right to Continued Employment.  Nothing in this Agreement shall be deemed to confer on Participant any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual's interests under the Plan). Nothing in the Plan or this Agreement shall confer on Participant the right to receive any future Awards under the Plan.

(e)      Non-Transferability of Options.  The Options may be exercised only by Participant (or, if Participant is Disabled and if necessary, Participant's legally authorized guardian or personal representative) during Participant's lifetime. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of Participant upon Participant's death or with the Company's consent. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

(f)      Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage
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prepaid, or by any recognized international equivalent of such delivery, to the Company or Participant, as the case may be, at the following addresses or to such other address as the Company or Participant, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

999 Vanderbilt Beach Road, 3rd Floor Naples, Florida 34108 Attention: General Counsel Facsimile: 866-999-3798

(ii) if to Participant, to Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
(g)     Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(h)     Waiver; Amendment.

(i)     Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

(ii)     Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options as determined in the discretion of the Committee, except as provided in the Plan, or in any other written document signed by Participant and the Company. This Agreement may not be amended, modified or supplemented orally.

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(i)     Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Participant without the prior written consent of the other party.

(j)     Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(k)     Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Options evidenced hereby, Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Options is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(l)     Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.

(m)    Compensation Recovery Policy. Without limiting any other provision of this Agreement, the Options granted hereunder shall be subject to the Compensation Recovery Policy under the Company's Standards of Business Conduct (as amended from time to time, and including any successor or replacement policy or standard) to the extent applicable.

(n)     Company Rights. The existence of the Options does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate's assets or business,
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or any other corporate act or proceeding, whether of a similar character or otherwise.

(o)      Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

(p)      Further Assurances. Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for Participant's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(q)      Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(r)      Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(s)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
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  IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Linda Fayne Levinson
Name: Linda Fayne Levinson
Title: Independent Non-Executive Chair of the Board of Directors

PARTICIPANT
John P. Tague

/s/ John P. Tague
Total Number of shares of Common Stock for the Purchase of Which Options have been Granted	Option Price
500,000 Shares	$22.75

EXHIBIT B
EMPLOYEE STOCK OPTION AGREEMENT
PERFORMANCE OPTIONS
This Employee Stock Option Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc., a Delaware corporation, and Participant, is being entered into pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the "Plan").  The meaning of capitalized terms used in this Agreement may be found in Section 7.

WHEREAS, the Committee approved an award of Options to Participant on November 21, 2014.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.     Grant of Options

          (a)      Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to Participant of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

          (b)      Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof. The Option Price per share of Common Stock is equal to $22.75, being the closing price of a share of Common Stock on the New York Stock Exchange on November 20, 2014.

Section 2.     Vesting and Exercisability

          (a)       Vesting Generally. Except as otherwise provided in Sections 2(b), 3, or 6(a) of this Agreement, the Options shall become vested on December 31, 2017, subject to (i) the continuous employment of Participant with the Company until such date and (ii) the satisfaction of a performance goal related to revenue efficiency metrics for the period from January 1, 2015 to December 31, 2017 (the "Performance Goal"). The number of Options that vest on December 31, 2017 shall be determined in accordance with the following schedule, based on the Committee's determination of the extent to which the Performance Goal was satisfied:

Percentage of Target Performance Goal Satisfied	Percentage of Options that Vest
Less than 85%	0%
85%	50%
85% to 100%	Between 50% and 100% based on straight-line interpolation
Above 100%	100%

As soon as administratively feasible after December 31, 2017, the Committee shall certify, in writing, whether or not, and to what extent, the Performance Goal has been achieved. Any Options that do not vest pursuant to the foregoing schedule shall be immediately forfeited and canceled as of the Committee's certification.

(b) Performance Goal Determination. The Performance Goal shall be determined by the Committee with the input of Participant, and communicated to Participant, no later than March 31, 2015.

(c) Discretionary Acceleration. The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(d) Exercise. Subject to Section 4, following vesting in accordance with the provisions of this Agreement and the Committee's certification of the satisfaction of the Performance Goal (unless waived or deemed satisfied), the Options may be exercised at any time and from time to time prior to the date the Options terminate pursuant to Section 3. The Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.   Termination of Options

(a)      Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on June 30, 2020 (the "Normal Termination Date"), if not exercised prior to such date.

(b) Termination of Employment.

(i)      Good Leaver Termination. If Participant's employment with the Company terminates due to a Good Leaver Termination on or prior to December 31, 2017, subject to Participant's compliance with the terms of the Employment Agreement (including execution of the Release), the Performance Goal shall be deemed satisfied at 100% of target and a number of Options equal to the product (rounded to the nearest whole share) of (a) the number of Options subject to this Agreement, multiplied by (b) a fraction, (1) the numerator of which is the number of days elapsed between the Grant Date and the date of Participant's termination and (2) the denominator of which is 1136, being the number of days between the Grant Date and December 31, 2017, shall vest.

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(1)
Any Options that vest pursuant to this Section 3(b)(i) or that are otherwise vested at the time of a Good Leaver Termination on or prior to December 31, 2017 shall remain outstanding until the first to occur of (A) the 90th day following Participant's termination, or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), (B) the Normal Termination Date and (C) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options that vested pursuant to this Section 3(b)(i) shall immediately terminate.

(2)	If Participant's employment terminates due to a Good Leaver Termination after December 31, 2017, any Options that are vested at such time shall remain outstanding until the first to occur of (A) the Normal Termination Date and (B) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately terminate.

(3)
Any Options that are unvested at the time of Participant's Good Leaver Termination and that do not vest pursuant to this Section 3(b)(i) shall be immediately forfeited and canceled, effective as of the date of Participant's termination.

(ii)      Termination for Cause. If Participant's employment terminates for Cause, all Options, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of Participant's termination.

(iii) Termination for Any Other Reason. If Participant's employment with the Company terminates for any reason other than a Good Leaver Termination in accordance with Section 3(b)(i) or Cause in accordance with Section 3(b)(ii), any unvested Options held by Participant shall immediately be forfeited and canceled as of the date of termination.

(1)
If Participant's employment with the Company is terminated by Participant on or prior to December 31, 2017 other than by reason of a Good Leaver Termination, all vested Options shall remain exercisable until the first to occur of (A) the 30th day following the effective date of Participant's termination of employment, or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), (B) the Normal Termination Date and (C) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately be forfeited and canceled.

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(2)
If Participant's employment with the Company is terminated by Participant after December 31, 2017 other than by reason of a Good Leaver Termination, all vested Options shall remain exercisable until the first to occur of (A) the Normal Termination Date and (B) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately be forfeited and canceled.

Section 4.   Manner of Exercise; Forfeiture

(a)       General. Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the exercise of vested Options by Participant shall be pursuant to procedures established by the Company from time to time and shall include Participant specifying the proposed date on which Participant desires to exercise a vested Option (the "Exercise Date"), the number of whole shares with respect to which the Options are being exercised (the "Exercise Shares") and the aggregate Option Price for such Exercise Shares (the "Exercise Price"), or such other or different requirements as may be specified by the Company. Unless otherwise determined by the Committee, (i) on or before the Exercise Date Participant shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus (if applicable) any required withholding taxes or other similar taxes, charges or fees, or, pursuant to a broker-assisted exercise program established by the Company, Participant may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company's transfer agent). The Company may require Participant to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)      Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i)(A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the financing or credit agreements of the Company or any Subsidiary. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i)(A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

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(c)     Issuance of Shares. The shares of Common Stock issued upon exercise of the Options shall be registered in Participant's name, or, if applicable, in the names of Participant's heirs or estate. In the Company's discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. If delivered in certificate form, the Company may deliver a share certificate to Participant, or deliver shares electronically or in certificate form to Participant's designated broker on Participant's behalf. If Participant is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to Participant's estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

(d)     Other. The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such shares on Participant's behalf upon Participant's Disability (if necessary), or upon Participant's estate's behalf after the death of Participant, is appropriately authorized.

(e) Wrongful Conduct. Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, Participant engages in Wrongful Conduct, then any unexercised Options, whether vested or unvested, shall automatically terminate and be canceled upon the date on which Participant first engaged in such Wrongful Conduct. If Participant engages in Wrongful Conduct or if Participant's employment is terminated for Cause, Participant shall pay to the Company in cash any Option/SAR Financial Gain Participant realized from exercising all or a portion of the Options within the Wrongful Conduct Period. By entering into this Agreement, Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to Participant any amounts Participant owes to the Company under this Section 4(e) to the extent permitted by law. This right of set-off is in addition to any other remedies the Company may have against Participant for Participant's breach of this Section 4(e). Participant's obligations under this Section 4(e) shall be cumulative (but not duplicative) of any similar obligations Participant has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company's Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

(f) Financial Restatements. In the event that Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following.
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(i) that Participant forfeit some or all of the Options subject to this Agreement held by Participant at the time of such restatement;

(ii) that Participant forfeit (or pay to the Company) some or all of the shares of Common Stock or cash held by Participant at the time of such restatement in respect of the Options that have been exercised during the twelve-month period prior to the financial restatement (or such other period as determined by the Committee), reduced by a number of shares with a Fair Market Value equal to the aggregate exercise price paid by Participant; and

(iii) that Participant pay to the Company in cash all or a portion of the proceeds that Participant realized from the sale of shares of Common Stock subject to any Options that had been exercised by Participant within the period commencing twelve months prior to the financial restatement (or such other period as determined by the Committee), reduced by an amount of cash equal to the aggregate exercise price paid by Participant.

Section 5.    Adjustment Event.  In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award.  In addition, the Committee may make provisions for a cash payment to Participant or a person who has an outstanding Award.  The number of shares of Common Stock subject to any Award shall be rounded down to the nearest whole number.  Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

Section 6.     Change in Control.

(a)        In General. In the event of a Change in Control, the Performance Goal shall be deemed satisfied at 100% of target and any unvested Options shall vest and become exercisable, provided that the Committee (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b) Termination. Notwithstanding Section 6(a), in the event of a Change in Control, the Committee may, in its discretion, terminate any outstanding Options if either
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(i) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options, or (ii) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options.

(c) Alternative Awards. Notwithstanding Section 6(a), no cancellation, termination, acceleration of exercisability or vesting, or settlement or other payment shall occur with respect to the Options if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

Section 7. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

  "Agreement" means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

  "Cause" has the meaning set forth in the Employment Agreement.

  "Change in Control" has the meaning set forth in the Change in Control Severance Agreement between the Company and Participant, dated as of November 21, 2014.

  "Company" means Hertz Global Holdings, Inc., provided that for purposes of determining the status of Participant's employment with the "Company," such term shall include the Company and its Subsidiaries.

  "Disability" has the meaning set forth in the Employment Agreement.

  "Employment Agreement" means the Employment Agreement between the Company and Participant, dated as of November 21, 2014.

  "Exercise Date" has the meaning given in Section 4(a).

  "Exercise Price" has the meaning given in Section 4(a).

  "Exercise Shares" has the meaning given in Section 4(a).

  "Good Leaver Termination" has the meaning set forth in the Employment Agreement.

  "Grant Date" means the date hereof, which is the date on which the Options are granted to Participant.

  "Normal Termination Date" has the meaning given in Section 3(a).
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  "Option Price" means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which Participant may purchase such share of Common Stock upon exercise of an Option.

  "Participant" means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person's death or following such person's Disability, "Participant" shall be deemed to include the person's estate, executor, administrator, legally authorized guardian or personal representative (as applicable)."Performance Goal" has the meaning given in Section 2(a).

  "Release" has the meaning set forth in the Employment Agreement.

  "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

Section 8.     Miscellaneous.

(a)         Withholding. The Company or one of its Subsidiaries may require Participant to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)         Authorization to Share Personal Data. Participant authorizes any Affiliate of the Company that employs Participant or that otherwise has or lawfully obtains personal data relating to Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c) No Rights as Stockholder; No Voting Rights. Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Common Stock.

(d) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on Participant any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual's interests under the Plan). Nothing in the Plan or this Agreement shall confer on Participant the right to receive any future Awards under the Plan.
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(e)       Non-Transferability of Options. The Options may be exercised only by Participant (or, if Participant is Disabled and if necessary, Participant's legally authorized guardian or personal representative) during Participant's lifetime. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of Participant upon Participant's death or with the Company's consent. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

(f)       Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or Participant, as the case may be, at the following addresses or to such other address as the Company or Participant, as the case may be, shall specify by notice to the other

(i)	if to the Company, to it at:

999 Vanderbilt Beach Road, 3rd Floor Naples, Florida 34108 Attention: General Counsel Facsimile: 866-999-3798

(ii)	if to Participant, to Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)       Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h) Waiver; Amendment

(i)      Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without

9

limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options as determined in the discretion of the Committee, except as provided in the Plan, or in any other written document signed by Participant and the Company. This Agreement may not be amended, modified or supplemented orally.

(i)        Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Participant without the prior written consent of the other party.

(j)        Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(k) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Options evidenced hereby, Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Options is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(l) Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.
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(m)     Compensation Recovery Policy. Without limiting any other provision of this Agreement, the Options granted hereunder shall be subject to the Compensation Recovery Policy under the Company's Standards of Business Conduct (as amended from time to time, and including any successor or replacement policy or standard) to the extent applicable.

(n)      Company Rights. The existence of the Options does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(o) Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

(p) Further Assurances. Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for Participant's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(q) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(r) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(s) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument
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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Linda Fayne Levinson
Name: Linda Fayne Levinson
Title: Independent Non-Executive Chair of the Board of Directors

PARTICIPANT
John P. Tague

/s/ John P. Tague

Total Number of shares of Common Stock for the Purchase of Which Options have been Granted	Option Price
500,000 Shares	$22.75

EXHIBIT C

FORM OF PERFORMANCE STOCK UNIT AGREEMENT
This PERFORMANCE STOCK UNIT AGREEMENT (the "Agreement"), dated as of the Grant Date set forth on the signature page hereof, is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the "Company"), and the individual whose name is set forth on the participant section of the signature page hereof (the "Participant").

1.     Grant of Performance Stock Units.  The Company hereby evidences and confirms its grant to Participant, effective as of the Grant Date, of the target number of performance stock units (the "Performance Stock Units") set forth at the end of this Agreement and which shall be subject to the adjustments as provided in this Agreement.  This Agreement is subordinate to, and the terms and conditions of the Performance Stock Units granted hereunder are subject to, the terms and conditions of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the "Plan"), which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan or the Employment Agreement between the Company and Participant, dated as of November 21, 2014 (the "Employment Agreement").

2.     Vesting of Performance Stock Units.

(a)    Vesting Generally.  Except as otherwise provided in this Section 2, the Restriction Period applicable to the Performance Stock Units shall lapse, if at all, on December 31, 2017, subject to (i) the continuous employment of Participant with the Company until such date and (ii) the satisfaction of a performance goal related to revenue efficiency metrics for the period from January 1, 2015 to December 31, 2017 (the "Performance Goal").  The number of Performance Stock Units on which the Restriction Period lapses on December 31, 2017 shall be determined in accordance with the following schedule, based on the Committee's determination of the extent to which the Performance Goal was satisfied:

Percentage of Target Performance Goal Satisfied	Percentage of Target Number of Performance Stock Units on Which Restrictions Period Lapses
Less than 85%	0%
85%	50%
85% to 115%	Between 50% and 150% based on straight-line interpolation
Above 115%	150%

Any Performance Stock Units that on which the Restriction Period does not lapse pursuant to the foregoing schedule shall be immediately forfeited and canceled as of the Committee's certification pursuant to Section 3.
(b)     Performance Goal Determination.  The Performance Goal shall be determined by the Committee with the input of Participant, and communicated to Participant, no later than March 31, 2015.

(c)     Termination of Employment.

     (i)      Good Leaver Termination. If Participant's employment with the Company terminates due to a Good Leaver Termination on or prior to December 31, 2017, subject to Participant's compliance with the terms of the Employment Agreement (including execution of the Release), the Performance Goal shall be deemed satisfied at 100% of target and the Restriction Period shall lapse on a number of Performance Stock Units equal to the product (rounded to the nearest whole share) of (a) the target number of Performance Stock Units subject to this Agreement, multiplied by (b) a fraction, (1) the numerator of which is the number of days elapsed between the Grant Date and the date of Participant's termination and (2) the denominator of which is 1136, being the number of days between the Grant Date and December 31, 2017.

(ii) Any Other Reason. If Participant's employment terminates (whether by Participant or by the Company or a Subsidiary) for any reason other than a Good Leaver Termination, any outstanding Performance Stock Units shall immediately be forfeited and canceled effective as of the date of Participant's termination.

(d)     Change in Control.

     (i)     In the event of a Change in Control, the Performance Goal shall be deemed satisfied at 100% of target and the Restriction Period applicable to any outstanding Performance Stock Units subject to this Agreement shall lapse immediately prior to such Change in Control and shall be settled as set forth in Section 3.

(ii) Notwithstanding Section 2(d)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Performance Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Performance Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

(iii) For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, "Change in Control" has the meaning set forth in the Change in Control Severance Agreement between the Company and Participant, dated as of November 21, 2014.

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3.     Certification and Settlement of Performance Stock Units.

(a)   Certification. Promptly following December 31, 2017, the Committee shall certify, in writing, whether or not, and to what extent, the Performance Goal has been achieved. Performance Stock Units that cease to be subject to the Restriction Period in accordance with Section 2(a) and this Section 3(a) shall be settled as provided in Section 3(b).

(b) Settlement. Subject to Section 9(g), not later than 60 days after the lapse of the Restriction Period with respect to any Performance Stock Units (the "Settlement Deadline"), the Company shall issue to Participant one share of Common Stock underlying each Performance Stock Unit as to which the Restriction Period has lapsed or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock; provided, however, as contemplated by Section 5(e)(ii) of the Employment Agreement, in the event of a dispute between Participant and the Company that delays the execution of the Release, except as otherwise required by Section 409A of the Code (including Treasury Regulation 1.409A-3(g)), the occurrence of the Settlement Deadline shall be tolled and extended by any period of bona fide dispute extending past the Settlement Deadline. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable law, this Agreement and any other agreement to which such shares are subject. Participant's settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

4.     Forfeiture.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, Participant engages in Wrongful Conduct, then any Performance Stock Units for which the Restriction Period has not then lapsed shall automatically terminate and be canceled upon the date on which Participant first engaged in such Wrongful Conduct.  If Participant engages in Wrongful Conduct or if Participant's employment is terminated for Cause (as defined in the Employment Agreement), Participant shall pay to the Company in cash any Performance-Based Financial Gain Participant realized from the lapse of the Restriction Period applicable to all or a portion of the Performance Stock Units having a Vesting Date within the Wrongful Conduct Period.  By entering into this Agreement, Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to Participant any amounts Participant owes to the Company under this Section 4 to the extent permitted by law.  This right of set-off is in addition to any other remedies the Company may have against Participant for Participant's breach of this Section 4.  Participant's obligations under this Section 4 shall be cumulative (but not duplicative) of any similar obligations Participant has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company's Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

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5.    Effect of Financial Restatements.  In the event that Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a) that Participant forfeit some or all of the Performance Stock Units subject to this Agreement held by Participant at the time of such restatement,

(b) that Participant forfeit (or pay to the Company) some or all of the cash or the shares of Common Stock held by Participant at the time of such restatement that had been received in settlement of Performance Stock Units subject to this Agreement during the twelve-month period prior to the financial restatement (or such other period as determined by the Committee), and

(c) that Participant pay to the Company in cash all or a portion of the proceeds that Participant realized from the sale of shares of Common Stock that had been received in settlement of any Performance Stock Units subject to this Agreement within the period commencing twelve months prior to the financial restatement (or such other period as determined by the Committee).

6.     Issuance of Shares.

(a)   Notwithstanding any other provision of this Agreement, Participant may not sell the shares of Common Stock acquired upon settlement of the Performance Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Common Stock and Participant may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

(b) The shares of Common Stock issued in settlement of the Performance Stock Units shall be registered in Participant's name, or, if applicable, in the names of Participant's heirs or estate. In the Company's discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. If delivered in certificate form, the Company may deliver a share certificate to Participant, or deliver shares electronically or in certificate form to Participant's designated broker on Participant's behalf. If Participant is deceased (or if Disabled (within the meaning used in the Employment Agreement) and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to Participant's estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

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(c) The grant of the Performance Stock Units and issuance of shares of Common Stock upon settlement of the Performance Stock Units will be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance of any shares subject to the Performance Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Performance Stock Units, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(d) The Company will not be required to issue fractional shares of Common Stock upon settlement of the Performance Stock Units.

(e) The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such shares on Participant's behalf upon Participant's Disability (if necessary), or upon Participant's estate's behalf after the death of Participant, is appropriately authorized.

7.     Participant's Rights with Respect to the Performance Stock Units.

(a)   Restrictions on Transferability. The Performance Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than with the consent of the Company or by will or by the laws of descent and distribution to the estate of Participant upon Participant's death; provided that any such permitted transferee shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were Participant. Any attempt by Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 7(a), shall be void and of no effect. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

(b) No Rights as Stockholder. Participant shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Performance Stock Units granted hereby unless and until shares of Common Stock are issued to Participant in respect thereof.

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8.     Adjustment in Capitalization. In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of any Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of the number and kind of shares of Common Stock or other equity interests underlying the Performance Stock Units. In addition, the Committee may make provisions for a cash payment to Participant or a person who has an outstanding Award in such event. The number of shares of Common Stock or other equity interests underlying the Performance Stock Units shall be rounded to the nearest whole number. Any such adjustment shall be consistent with section 162(m) of the Code to the extent the Performance Stock Units are subject to such section of the Code and shall not result in adverse tax consequences to Participant under section 409A of the Code.
9.     Miscellaneous.

(a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Participant without the prior written consent of the other party.

(c) No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate Participant's employment at any time, or confer upon Participant any right to continue in the employ of the Company or any of its Subsidiaries (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual's interests under the Plan). Nothing in the Plan or this Agreement shall confer on Participant the right to receive any future Awards under the Plan.

(d)   Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or Participant, as the case may be, at the following addresses or to such other address as the Company or Participant, as the case may be, shall specify by notice to the other:

If to the Company, to it at:
999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
Attention: General Counsel
 Facsimile: 866-999-3798
If to Participant, to Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing Participant.

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All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e) Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Performance Stock Units as determined in the discretion of the Committee, except as provided in the Plan, or in any other written document signed by Participant and the Company. This Agreement may not be amended, modified or supplemented orally.

(f) Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(g) Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to Participant in cash or shares (whether under the Plan or otherwise) or to require Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to the Performance Stock Units. No shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Performance Stock Units. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, Participant may elect to tender shares of Common Stock (including shares of Common Stock issuable in respect of the Performance Stock Units) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

(h) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(i) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Performance Stock Units evidenced hereby, Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Performance Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

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(j) Employee Data Privacy. Participant authorizes any Affiliate of the Company that employs Participant or that otherwise has or lawfully obtains personal data relating to Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(k) Consent to Electronic Delivery. By entering into this Agreement and accepting the Performance Stock Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Performance Stock Units via Company web site or other electronic delivery.

(l) Claw Back or Compensation Recovery Policy. Without limiting any other provision of this Agreement, and to the extent applicable, the Performance Stock Units granted hereunder shall be subject to any claw back policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.

(m) Company Rights. The existence of the Performance Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(n) Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

(o) Further Assurances. Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for Participant's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(p) Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(q) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the ____ day of __________, ______ (the "Grant Date").
HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

John P. Tague

Target Number of Performance Stock Units granted hereby: 350,000